Exhibit 10.2

ARES COMMERCIAL REAL ESTATE CORPORATION

One North Wacker Drive, 48th Floor

Chicago, Illinois 60606

August 30, 2013

The Alliant Company LLC

340 Royal Poinciana Way, Suite 305

Palm Beach, Florida 33480

Attn: Sidney Kohl

RE:         “Greenleaf at Broadway” Reimbursable Loss Loan

Ladies and Gentlemen,

Reference is made to that certain Purchase and Sale Agreement, dated as of May 14, 2013 (the “Purchase Agreement”), by and among Alliant, Inc., The Alliant Company, LLC  (each, a “Seller” and, collectively, the “Sellers”), and Ares Commercial Real Estate Corporation (the “Buyer”), pursuant to which Sellers have agreed, among other things, to sell all of the limited liability company interests in EF&A Funding, L.L.C. d/b/a Alliant Capital LLC (the “Company”) to the Buyer on the terms and subject to the conditions specified therein.  Capitalized terms used but otherwise not defined herein shall have the meanings given to such terms in the Purchase Agreement.

This letter memorializes our understanding with respect to the Waived Fees (as defined below) related to the “Greenleaf at Broadway” Reimbursable Loss Loan (as such Reimbursable Loss Loan is identified on Schedule 5.13 of the Seller Disclosure Schedule) (the “Greenleaf Reimbursable Loss Loan”) and certain related matters with respect to the Greenleaf Reimbursable Loss Loan.

In connection with SPVEF/RCMG Broadway Gardens LLC’s sale and transfer of the Greenleaf Reimbursable Loss Loan to a new borrower approved by the Company in accordance with the terms of the underlying loan documents and Fannie Mae guidelines, the Company has agreed to waive one hundred twenty-five thousand dollars ($125,000) in accrued interest and charges attributable to such Reimbursable Loss Loan (the “Waived Fees”) in order to facilitate the sale and transfer.  Buyer and Sellers agree and acknowledge that the Waived Fees are not eligible for reimbursement or any other credit pursuant to the Fannie Mae Delegated Underwriting and Servicing Master Loss Sharing Agreement to which the Company is a party, or under any other Program Lender-sponsored program in which the Company may participate.  Buyer and Sellers have agreed that the cost of the Waived Fees shall be borne equally by Buyer, on the one hand, and Sellers, on the other hand.

Accordingly, Buyer and Sellers agree that, subject to (i) the closing of the transactions contemplated by the Purchase Agreement occurring and (ii) the consummation of the sale and transfer of the Greenleaf Reimbursable Loss Loan to the new borrower, Sellers’ calculation of the Company’s Net Working Capital in connection with the preparation and delivery of both the Estimated Closing Statement and the Final Closing Statement pursuant to Sections 2.4 and 2.5(a) of the Purchase Agreement, respectively, shall include a sixty-two thousand five hundred dollar ($62,500) liability, which amount shall be labeled “Greenleaf Waived Fees” on the applicable Closing Statement, representing fifty-percent of the Waived Fee allocable to Sellers.

Buyer and Sellers further agree that, following the Closing Date, the Greenleaf Reimbursable Loss Loan shall be treated in accordance with such Reimbursable Loss Loans’ classification as an “Additional Risk Loan”, and that any Loan Loss Amounts incurred by the Company in respect of such Reimbursable Loss Loan shall be treated in accordance with Section 5.13(a)(iv) without regard to the treatment of the Waived Fees as provided for herein.

This letter agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions, writings, agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.  This letter agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by instrument in writing signed by the parties hereto, or, in the case of a waiver, by the party waiving compliance.

The provisions of Article IX of the Purchase Agreement are hereby incorporated by reference into this letter agreement mutatis mutandis.

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If this letter agreement correctly sets forth our understanding and agreement with respect to the matters addressed herein, please so confirm by executing this letter agreement in the space provided below.

Very truly yours,

ARES COMMERCIAL REAL ESTATE CORPORATION

			By:	/s/ John B. Bartling, Jr.
				Name:	John B. Bartling, Jr.
				Title:	Co-Chief Executive Officer

Acknowledged and agreed:

THE ALLIANT COMPANY, LLC

By:	Alliant, Inc., its managing member

By:	/s/ James C. Jenkins
	Name:	James C. Jenkins
	Title:	Vice President

ALLIANT, INC.

By:	/s/ James C. Jenkins
	Name:	James C. Jenkins
	Title:	Vice President

Greenleaf Letter Agreement Signature Page